As filed with the Securities and Exchange Commission on April 13, 2020

Investment Company Act File No. 811-23480

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 5	☒

Conversus StepStone Private Markets

(Exact name of Registrant as specified in Charter)

1422 S Tryon St., Suite 300

Charlotte, NC 28203

Registrant’s Telephone Number, including Area Code: (704) 215-4300

Robert W. Long

Chief Executive Officer

StepStone Conversus LLC

1422 S Tryon St., Suite 300

Charlotte, NC 28203

(Name and address of agent for service)

COPY TO:

Richard Horowitz, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares of the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), and have been and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Shares of the Registrant.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form N-2 (File No. 811-23480) of Conversus StepStone Private Markets (as amended the “Registration Statement”) is being filed solely for the purpose of adding exhibits to such Registration Statement. No changes have been made to Part A, Part B or Part C of the Registration Statement, other than Item 25(2) of Part C of the Registration Statement as set forth below. Accordingly, this Amendment No. 5 consists only of the facing page, this explanatory note, and Item 25 of Part C of the Registration Statement setting forth the exhibits to the Registration Statement. The contents of the Registration Statement are hereby incorporated by reference.

PART C – OTHER INFORMATION

ITEM 25.	FINANCIAL STATEMENTS AND EXHIBITS

1)    Financial Statements: As of the date of this registration statement, the Company has not commenced operations. Accordingly, no financial statements are provided for the Company.

2)    Exhibits:

(a)(1)	Certificate of Trust. (1)
(a)(2)	Declaration of Trust. (1)
(a)(3)	Amended and Restated Agreement and Declaration of Trust. (2)
(b)	By-Laws. (2)
(c)	Not Applicable.
(d)	Not Applicable.
(e)	Dividend Reinvestment Plan. (2)
(f)	Not Applicable.
(g)(1)	Investment Advisory Agreement. (2)
(g)(2)	Sub-Advisory Agreement. (2)
(h)(1)	Placement Agent Agreement. (2)
(i)	Not Applicable.
(j)(1)	Custody Agreement. (2)
(k)(1)	Administration Agreement. (2)
(k)(2)	Expense Limitation and Reimbursement Agreement. (2)
(k)(3)	Distribution and Shareholder Services Plan. (2)
(k)(4)	Multiple Class Plan Pursuant to Rule 18f-3. (2)
(k)(5)	Transfer Agency Services Agreement. (2)
(l)	Not Applicable.
(m)	Not Applicable.
(n)	Not Applicable.
(o)	Not Applicable.
(p)	Form of Subscription Agreement. (2)
(q)	Not Applicable.
(r)(1)	Joint Code of Ethics of the Registrant and the Adviser. (2)
(r)(2)	Code of Ethics of the Adviser and Sub-Adviser. (2)

(1)	Incorporated by reference to the corresponding exhibit of the Registrant’s Registration Statement on Form N-2 filed on October 4, 2019.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, Conversus StepStone Private Markets has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte and State of North Carolina on the 13th day of April 2020.

CONVERSUS STEPSTONE PRIVATE MARKETS

/s/ Robert W. Long
By:	Robert W. Long
Title:	Trustee

2